UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

Amendment to Rights Agreement

On July 7, 2010, the Board of Directors of Ditech Networks, Inc. approved, and Ditech Networks entered into, an amendment (the “Amendment”) to the Ditech Networks, Inc. Rights Agreement, originally entered into between Ditech Networks and Wells Fargo Bank, N.A., as rights agent, on March 26, 2001 (the “Original Rights Agreement,” and as amended by the Amendment, the “Rights Agreement”).  The Board of Directors approved the Amendment in an effort to deter acquisitions of shares of Ditech Networks common stock that might limit or reduce the availability to Ditech Networks of its net operating loss carryforwards for United States federal income tax purposes.

The Amendment, for the most part, revises definitions in Section 1 of the Original Rights Agreement, primarily to reduce the beneficial ownership threshold for a stockholder coming an “Acquiring Person” from 16% to 4.99%.  However, the Amendment provides that any stockholder holding over 4.99% of Ditech Networks common stock on July 7, 2010 does not become an “Acquiring Person” unless such stockholder acquires additional shares of Ditech Networks common stock after July 7, 2010.

The Amendment also, among other things:

1.                                       enables the Board of Directors to determine that a person is exempt from becoming an “Acquiring Person”;

2.                                       enables the Board of Directors to give a written waiver to a person to acquire more stock if it so desires without the person becoming an “Acquiring Person”;

3.                                       enables the Board of Directors to determine that a transaction is exempt from the provisions of the Rights Agreement; and

4.                                       provides that the final termination date of the Rights Agreement will remain the same as in the Original Rights Agreement (March 25, 2011) unless the stockholders of Ditech Networks approve the Rights Agreement prior to such date, in which case the final termination date will be July 7, 2013 (three years from adoption of the Amendment).

The Rights Agreement, as Amended

As a result of the Amendment, the terms of the Rights Agreement provide that each share of Ditech Networks common stock, par value $.001 per share (the “Common Shares”) carries with it one preferred share purchase right (a “Right”) for each outstanding share of Common Share. Each Right entitles the registered holder to purchase from Ditech Networks one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Shares”), at a price of $75.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each one one-thousandth of a share of Preferred Shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share.

The Rights are evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates, as defined, have been distributed. Until the earlier to occur of (i) unless a waiver or exemption is granted by the Board of Directors, (A) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 4.99% or more of the outstanding Common Shares, or (B) if a person, entity or group of affiliated or associated persons has beneficial ownership of 4.99% or more of the outstanding Common Shares on July 7, 2010, such date as such person, entity or group of affiliated or associated persons have acquired beneficial ownership of additional Common Shares, (such person, entity or group of affiliated or associated persons, an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of a Summary of Rights (the “Summary of Rights”).

Until the Distribution Date, the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on March 25, 2011, unless the stockholders of Ditech Networks approve the Rights Agreement prior to such date, in which case the final termination date will be July 7, 2013 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by Ditech Networks, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or other property, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $1,000 per share, but would be entitled to receive an aggregate payment equal to 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount of consideration received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-thousandth of a Preferred Share should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of Ditech Networks’ preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Ditech Networks may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

Generally, under the Rights Agreement, an “Acquiring Person” shall not be deemed to include (i) Ditech Networks, (ii) a subsidiary of Ditech Networks, (iii) any employee benefit or compensation plan of Ditech Networks, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan. If an entity has beneficial ownership of 4.99% or more of the outstanding Common Shares on July 7, 2010, then such entity shall not become an Acquiring Person unless it acquires beneficial ownership of additional Common Shares in excess of 4.99% of the outstanding Common Shares.  An entity shall not become an Acquiring Person as the result of the acquisition of Common Shares by Ditech Networks which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 4.99% or more of the Common Shares then outstanding, unless such entity then acquires additional Common Shares.  The Board of Directors may exempt any entity from becoming an “Acquiring Person” at its discretion.

In the event that Ditech Networks is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of Ditech Networks may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share, per Right (or, at the election of Ditech Networks, Ditech Networks may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandths of a Preferred Share issuable upon the exercise of one Right, which may, at the election of Ditech Networks, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of Ditech Networks may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of Ditech Networks without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Ditech Networks, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Ditech Networks on terms not approved by Ditech Networks’ Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended to permit such acquisition or redeemed by Ditech Networks at $.01 per Right prior to the earliest of (i) the time that a person or group has become an Acquiring Person or (ii) the final expiration date of the rights.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, Edwin Harper, Chairman of the Board of Directors of Ditech Networks, informed Ditech Networks that he will be resigning from the Board of Directors effective on September 16, 2010.

On July 7, 2010, the Board of Directors of Ditech Networks elected Alan Howe, a current director of Ditech Networks, to be Chairman of the Board of Directors of Ditech Networks.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2010, the Board of Directors of Ditech Networks amended Section 6 of the Ditech Networks, Inc. Amended and Restated Bylaws to provide that only the Board of Directors of Ditech Networks may call a special meeting of stockholders.  Prior to the amendment, each of the Chairman of the Board and the Chief Executive Officer could also call a special meeting of stockholders.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws

4.1	Amendment to Rights Agreement, dated July 7, 2010, between Ditech Networks, Inc. and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: July 7, 2010	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws

4.1	Amendment to Rights Agreement, dated July 7, 2010, between Ditech Networks, Inc. and Wells Fargo Bank, N.A.